UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2016 (October 28, 2016)

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Asset Purchase Agreement

As previously disclosed, on October 10, 2016, Implant Sciences Corporation (the “Company”), and the Company’s subsidiaries, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. (collectively with the Company, the “Sellers”), entered into an asset purchase agreement (the “Purchase Agreement”) with L-3 Communications Corporation (“Buyer”), a wholly-owned subsidiary of L-3 Communications Holdings Inc.  Pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, the Sellers agreed to sell substantially all of their assets, including their explosives trace detection (ETD) business (the “Sale”), to Buyer pursuant to a sale conducted under Section 363 of the Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  In connection with the Purchase Agreement, on October 10, 2016, the Sellers filed voluntary petitions under Chapter 11 of the Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”).

On October 20, 2016, in response to an order of the Bankruptcy Court, the Sellers and Buyer entered into that certain Amendment No. 1 to Asset Purchase Agreement (the “First Purchase Agreement Amendment”), pursuant to which, among other things, the parties agreed that the Sellers may, under certain circumstances, engage in or enter into or otherwise participate in discussions and negotiations with any person or group (and its or their representatives, advisors and intermediaries) or furnish information relating to the Sellers’ business in connection with an offer or proposal from any person (other than Buyer or any of its affiliates) relating to the direct or indirect acquisition of all or any portion of the Sellers’ assets.

On October 28, 2016, in response to an order of the Bankruptcy Court, the Sellers and Buyer entered into that certain Amendment No. 2 to Asset Purchase Agreement (the “Second Purchase Agreement Amendment” and collectively with the First Purchase Agreement Amendment, the “Purchase Agreement Amendments”), pursuant to which the parties agreed to modify certain provisions relating to the procedures to be followed in the Bankruptcy Court.

A copy of each of the Purchase Agreement Amendments is filed with this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively. Each Purchase Agreement Amendment is incorporated herein by reference. The foregoing description of the Purchase Agreement Amendments is qualified in its entirety by reference thereto.

The DIP Agreement

As previously disclosed, on October 10, 2016, in connection with the Purchase Agreement, the Sellers entered into a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Agreement”) with DIP SPV I, L.P. (the “DIP Lender”), which DIP Agreement is subject to final approval by the Bankruptcy Court.

On November 3, 2016 the Sellers and the Buyer entered into that certain Amendment No. 1 to Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement (the “DIP Amendment”), pursuant to which, among other things, the parties agreed (i) to increase the loan amount to $8,000,000, (ii) modify certain of the Chapter 11 milestones and (iii) increase the related fees.

A copy of the DIP Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the DIP Amendment is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the DIP Agreement is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1

Amendment No. 1 to Asset Purchase Agreement, dated as of October 20, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

2.2

Amendment No. 2 to Asset Purchase Agreement, dated as of October 28, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

10.1*

First Amendment to Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of November 3, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and DIP SPV I, L.P.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Roger P. Deschenes

        Name:  Roger P. Deschenes

        Title: Vice President, Finance and Chief Financial Officer

Date:  November 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1

Amendment No. 1 to Asset Purchase Agreement, dated as of October 20, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

2.2

Amendment No. 2 to Asset Purchase Agreement, dated as of October 28, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

10.1*

First Amendment to Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of November 3, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and DIP SPV I, L.P.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.